By-Laws with Amendments                                ADDENDUM A
to April 1. 1976
-----------------------
As Amended 5/28/76,
9/15/78, 12/21/78,
12/15/80,9/28/81,
2/15/85, 12/16/94,
3/11/98

                                     BY-LAWS
                                       OF
                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                   ------------------------------------------
                                   ARTICLE I.
                                     OFFICES

         Section 1. Principal  Office.  The principal  office of the Corporation
                    -----------------
shall be located in the County of Erie and State of New York.

         Section 2.  Additional  Offices.  The Corporation may also have offices
                     -------------------
and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting . The annual meeting of shareholders  for the
                    --------------
election of the directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Thursday of February in each year (if not a legal holiday, and if a legal holiday then on the next succeeding business day), or on such other business day as the Board of Directors may fix, at such time and at such place within or without the State of New York as shall be determined by the Board of Directors prior to the date for serving notice of such meeting, or, if no such place is fixed, at the office of the Corporation.

         Section 2. Notice of Annual Meeting.  Written notice of the place, date
                    ------------------------
and hour of the annual meeting, shall be given by first class mail to each shareholder of record entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall also include a statement of such purpose and to that effect, and shall be accompanied by a copy of Section 623 or an outline of its material terms.

         Section 3. Special Meetings. Special meetings of the shareholders,  for
                    ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President, or the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Such meeting shall be held at such time and at such place within or without the State of New York as shall be determined by the chief executive officer of the Corporation.

         Section  4.  Notice of  Special  Meeting.  Written  notice of a special
                      ---------------------------
meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, by or at whose direction it is being called, and such other matters as may be required by law, shall be given by first class mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall also include a statement to that effect, and shall be accompanied by a copy of Section 623 or an outline of its material terms.

         Section  5.  Quorum.  Except as  otherwise  provided  by statute or the
                      ------
Certificate of Incorporation, the holders of record of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat upon a specified item of business, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of such specified item of business at any meeting of the shareholders. If, however, as to any item or items of business noticed to come before any meeting of shareholders such quorum shall not be present or represented at such meeting, the shareholders entitled to vote thereon present in person or represented by proxy shall have power to adjourn the meeting as to such item or items of business for which a quorum is not present from time to time, until a quorum for the transaction of such item or items of business shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The chairman of any meeting of shareholders shall, at the beginning of such meeting, determine whether a quorum is present for the transaction of each item of business noticed to come before such meeting. A quorum for the transaction of any item of business, once present, shall not be broken by the subsequent withdrawal of any shareholders or their representatives.

         Section 6. Voting. At any meeting of the shareholders every shareholder
                    ------
having the right to vote shall be entitled to vote in person, or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each such shareholder of record shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

         Section 7.  Proxies.  No proxy shall be valid after the  expiration  of
                     -------
eleven (I 1) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

                                  ARTICLE III.
                                    DIRECTORS

         Section  1.  Number;  Tenure.  Subject  to  statutes,   Certificate  of
                      ---------------
Incorporation and By-Laws, the business of the Corporation shall be managed by a Board of Directors. Each director shall be at least eighteen years of age. The number of directors shall be eight, and may be altered from time to time by resolution adopted by a vote of a majority of the entire Board of Directors as then constituted. No decrease in the number of directors shall affect the current term of any director then in office.

         Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director shall be elected to serve until his successor has been elected and qualified.

         Section 2. Resignation; Removal. Any director may resign at any time by
                    --------------------
giving written notice to the President or the Secretary. Such resignation shall take effect at the time stated therein. The Board of Directors may, by majority vote of all directors then in office, remove a director for cause. The shareholders entitled to vote for the election of directors may remove a director, with or without cause.

         Section  3.  Vacancies.  If any  vacancy  should  occur in the Board of
                      ---------
Directors by reason of the death, resignation, retirement, or disqualification of any director, or the removal from office of any director with or without cause, or if any new directorship is created, all of the directors then in office, although less than a quorum, may, by majority vote, choose a successor or successors to fill the vacated or newly created directorship, and any director so chosen shall hold office through the next annual meeting of the shareholders and until his successor shall be duly elected and qualified. However, if the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the President or the Secretary may call a special meeting of the shareholders at which such vacancy shall be filled.

                                   ARTICLE IV.
                              MEETINGS OF THE BOARD

         Section 1. Place.  The Board of Directors of the  Corporation  may hold
                    -----
meetings, both regular and special, either within or without the State of New York.

         Section 2. Regular Meetings. Regular meetings of the Board of Directors
                    ----------------
shall be held at such time and at such place as shall from time to time be determined by the Board.

         Section 3. Special Meetings. Special meetings of the Board of Directors
                    ----------------
may be called by the Chairman of the Board, if any, or by the President on one day's notice to each director, personally or five days' notice by mail or by telegrams. On the written request of three directors special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice.

         Section 4. Action by Unanimous Written Consent.  Any action required or
                    -----------------------------------
permitted to be taken by the Board of Directors may be taken without a meeting upon the consent in writing of all the members of the Board to the adoption of a resolution authorizing the action, such resolution, together with such consents, to be filed with the minutes of the proceedings of the Board of Directors.

         Section 5. Quorum. At all meetings of the Board of Directors a majority
                    ------
of the entire Board shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

         Section 6.  Compensation.  Each director who is not a regular full time
                     ------------
employee of the Corporation or one or more of its affiliated corporations shall be paid such annual fee as the Board of Directors may set by resolution . Each director of the Corporation who is not a regular full time employee of the Corporation or one or more of its affiliated corporations shall receive a fee for attendance at any meeting of the Board of Directors or of any committee of the Board of Directors as set by resolution of the Board of Directors. Each director shall be reimbursed for the travel expenses incurred by him in attending any meeting of the Board of Directors or any committee of the Board of Directors.

         Section 7. Meetings by Conference Telephone. Any one or more members of
                    --------------------------------
the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE V.
                             COMMITTEES OF THE BOARD

         Section 1. Designation. The Board of Directors by resolution adopted by
                    -----------
a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

         (a)  the  submission  to   shareholders  of  any  action  as  to  which
              shareholders' authorization is required by law;

         (b) the filling of vacancies in the Board of Directors or on any committee;

         (c) the fixing of compensation of any director for serving on the Board or on any committee;

         (d) the amendment or repeal of these By-Laws or the adoption of new ByLaws; and

         (e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

         The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

         Section 2. Tenure;  Reports. Each committee shall serve at the pleasure
                    ----------------
of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors.

                                   ARTICLE VI.
                                     NOTICES

         Section 1. Form: Delivery.  Notices to directors and shareholders shall
                    --------------
be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or letter box, in a post-paid sealed wrapper, and addressed to directors or shareholders at their addresses appearing on the records of the Corporation.

         Section 2.  Waiver.  Whenever a notice is  required  to be given by any
                     ------
statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                  ARTICLE VII.
                                    OFFICERS

         Section 1. Officers. The executive officers of the Corporation shall be
                    --------
a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. Any two or more of the foregoing offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled for such period as it may determine any of the foregoing offices, except the offices of President, Treasurer and Secretary.

         The Board of Directors may also from time to time appoint such other officers and agents as they may deem necessary or advisable for the transaction of the business of the Corporation to perform such duties as may from time to time be designated or assigned to them by said Board of Directors.

         Section 2. Authority and Duties.  All officers,  as between  themselves
                    --------------------
and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

         Section 3.  Election  and  Appointment;  Term of Office;  Removal.  All
                     -----------------------------------------------------
executive officers shall be elected and all other officers shall be appointed by the Board of Directors or a Committee thereof and shall hold office at the pleasure of the Board or for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any item by the Board.

         Section 4. Vacancies.  If an office becomes vacant for any reason,  the
                    ---------
Board of Directors may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or appointed by the Board.

         Section 5. The  Chairman of the Board.  The Chairman of the Board shall
                    --------------------------
preside at all meetings of the Board of Directors. In the absence of the President, or in the event that there is a vacancy in the office of President, the Chairman of the Board shall be the chief Executive Officer of the Corporation and shall exercise the powers and perform the duties of the President, as well as those of Chairman of the Board.

         Section   6.  The   President.   In   addition   to  the   duties   and
                       ---------------
responsibilities specified in the laws of the State of New York and these By-Laws, the President shall be Chief Executive Officer of the Corporation, shall preside at all shareholders' meetings, shall, in general, supervise, manage, and control all of the business and affairs of the Corporation, subject to direction by the Board of Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 7. Vice  Presidents.  The Vice  President,  or if there be more
                    ----------------
than one, the Vice Presidents (who may have such designations, if any, as the Board of Directors may determine), in such order determined by the Board shall, in the absence or disability of the President and the Chairman of the Board, exercise the powers and perform the duties of the President and each Vice President shall exercise such other powers and perform such other duties as may be prescribed by the President or the Board of Directors.

         Section 8. The  Secretary.  The Secretary  shall attend all meetings of
                    --------------
the Board of Directors and all meetings of the shareholders and record all votes and the minutes of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and shall perform all other duties incident to the office of Secretary as the Board of Directors shall prescribe.

         Section 9. Assistant Secretaries. The Assistant Secretaries, if any, in
                    ---------------------
such order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.

         Section  10.  The  Treasurer.  The  Treasurer  shall  have the care and
                       --------------
custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 11. Assistant Treasurers.  The Assistant Treasurers, if any, in
                     --------------------
such order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

         Section 12. Controller.  The Controller shall see that adequate records
                     ----------
of all assets, liabilities, and transactions of the Corporation are maintained; that adequate audits thereof are currently and regularly made, and in conjunction with other officers initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum efficiency, safety and economy. He shall also perform all such other duties as usually pertain to the office of Controller. He shall be in all matters subject to the control of and responsible to the Board of Directors alone.

                                  ARTICLE VIII.
                               SHARE CERTIFICATES

         Section  1.  Form;  Signature.  The  certificates  for  shares  of  the
                      ----------------
Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section  2.  Lost,  Destroyed  or  Stolen  Certificates.  The  Board of
                      ------------------------------------------
Directors or an officer or officers duly authorized thereunto by the Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken upon the making of a sworn affidavit of that fact by the person claiming the certificate to have been lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors or any authorized officer or officers may, in its, his or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as may be directed as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

         Section 3.  Registration of Transfer.  Subject to the provisions of the
                     ------------------------
Federal Securities Laws and to any contractual restriction which may be evidenced by a legend upon the face of such certificate, upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4.  Registered  Shareholders.  Except as otherwise  provided by
                     ------------------------
law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

         Section 5. Record Date. For the purpose of determining the shareholders
                    -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment or rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

         Section 1.  Dividends.  Subject  to the  applicable  provisions  of the
                     ---------
certificate of incorporation, if any, dividends upon the outstanding shares of the Corporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property or in shares of the Corporation.

         Section 2. Reserves.  Before payment of any dividend,  there may be set
                    --------
aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

         Section  3.  Instruments  Under  Seal.  All  deeds,  bonds,  mortgages,
                      ------------------------
contracts and other instruments requiring a seal may be signed in the name of the Corporation by the President or by any other officer authorized to sign such instrument by the President or the Board of Directors.

         Section 4.  Checks,  etc.  All checks or demands for money and notes or
                     ------------
other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the President or Vice President and Treasurer or Secretary, or the Board of Directors, may from time to time designate.

         Section 5.  Fiscal  Year.  The fiscal  year of the  Corporation  shall,
                     ------------
unless otherwise fixed by the Board of Directors, begin on the lst day of October in each calendar year and end on the 30th day of September of the next succeeding calendar year.

         Section 6. Seal. The corporate  seal shall have  inscribed  thereon the
                    ----
words "National Fuel Gas Distribution Corporation, Corporate Seal, New York, 1973".

                                   ARTICLE X.
                          INDEMNIFICATION AND INSURANCE

         Section 1. Indemnification.  Any person made, or threatened to be made,
                    ---------------
a party to an action or proceeding, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or by reason of the fact that he, his testator or intestate, while serving as a director or officer of the Corporation served in any capacity any other domestic or foreign corporation, partnership, joint venture trust, employee benefit plan or other enterprise at the request of the Corporation, shall be indemnified by the Corporation against the expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under Sections 721 through 726 of the New York Business Corporation Law or any amendments thereto.

         Section  2.  Insurance.  The  Corporation  may  purchase  and  maintain
                      ---------
insurance to indemnify the Corporation and the directors and officers to the extent permitted under Section 726 of the New York Business Corporation Law or any successor provisions.

                                   ARTICLE XI.
                                   AMENDMENTS

         Section 1. Power to Amend.  The Board of Directors  shall have power to
                    --------------
amend, repeal or adopt By-Laws at any regular or special meeting of the Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors.

         Section 2. Amendment  Affecting  Election of Directors;  Notice. If any
                    ----------------------------------------------------
By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes effected by such adoption, amendment or repeal.